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Bank of America Corporation and Subsidiaries                       Exhibit 12(a)
Ratio of Earnings to Fixed Charges

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                                                    Six Months                               Year Ended December 31
                                                       Ended         ---------------------------------------------------------------
(Dollars in millions)                             June 30, 2001         2000         1999         1998         1997        1996
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
Excluding Interest on Deposits

Income before income taxes                           $ 6,065          $ 11,788       $12,215     $  8,048      $10,556     $ 9,311

Less: Equity in undistributed earnings of
 unconsolidated subsidiaries                              (2)              (27)         (167)         162          (49)         (7)

Fixed charges:
     Interest expense (including capitalized
      interest)                                        5,421            13,806        10,084        9,479        8,219       7,082
     1/3 of net rent expense                             187               368           342          335          302         282
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        Total fixed charges                            5,608            14,174        10,426        9,814        8,521       7,364
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Earnings (excluding capitalized interest)            $11,671          $ 25,935       $22,474     $ 18,024      $19,028     $16,668
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Fixed charges                                        $ 5,608          $ 14,174       $10,426     $  9,814      $ 8,521     $ 7,364
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Ratio of earnings to fixed charges                      2.08              1.83          2.16         1.84         2.23        2.26
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


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                                                    Six Months                               Year Ended December 31
                                                       Ended         ---------------------------------------------------------------
(Dollars in millions)                             June 30, 2001         2000         1999         1998         1997        1996
------------------------------------------------------------------------------------------------------------------------------------
Including Interest on Deposits

Income before income taxes                          $ 6,065          $ 11,788        $12,215      $ 8,048      $10,556     $ 9,311

Less: Equity in undistributed earnings of
  unconsolidated subsidiaries                            (2)              (27)          (167)         162          (49)         (7)

Fixed charges:
     Interest expense (including capitalized
      interest)                                      10,497            24,816         19,086       20,290       18,903      16,682
     1/3 of net rent expense                            187               368            342          335          302         282
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        Total fixed charges                          10,684            25,184         19,428       20,625       19,205      16,964
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Earnings (excluding capitalized interest)           $16,747          $ 36,945        $31,476      $28,835      $29,712     $26,268
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Fixed charges                                       $10,684          $ 25,184        $19,428      $20,625      $19,205     $16,964
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Ratio of earnings to fixed charges                     1.57              1.47           1.62         1.40         1.55        1.55
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